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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)     APRIL 19, 2006
                                                --------------------------------


                             SOMANETICS CORPORATION
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

         MICHIGAN                     0-19095               38-2394784
------------------------------    ---------------      ------------------------
(State or other jurisdiction        (Commission             (IRS Employer
of incorporation)                   File Number)          Identification No.)


1653 EAST MAPLE ROAD, TROY, MICHIGAN                                  48083-4208
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  (Address of principal executive offices)                            (Zip Code)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE   (248) 689-3050
                                                   -----------------------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communication pursuant to Rule 425 under the Securities Act.

[ ]  Soliciting material pursuant to Rule 14a-2 under the Exchange Act.

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.


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ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

            On April 19, 2006, the Board of Directors, based on recommendations of the Compensation Committee, approved an Amended and Restated Employment Agreement with Bruce J. Barrett, the Company's President and Chief Executive Officer. The agreement amends and restates his employment agreement originally entered into in May 1994 and set to expire April 30, 2006. Pursuant to the agreement, Mr. Barrett serves as the Company's President and Chief Executive Officer. His employment under the agreement expires on April 30, 2009, unless earlier terminated as provided in the agreement. The agreement provides for an annual salary of $300,000, subject to increase, but not decrease, in the discretion of the Company's Board of Directors. The agreement also provides that the Board of Directors must establish a bonus plan in which Mr. Barrett is eligible to participate for each fiscal year during the term of the agreement, and that Mr. Barrett's target bonus (the bonus payable if targets are 100 percent met, but not necessarily the actual amount of the bonus payable under the plan) under the plan must be at least 65 percent of Mr. Barrett's salary, which percentage is subject to increase, but not decrease by the Board of Directors.

      Under the terms of the agreement, Mr. Barrett is entitled to various fringe benefits under the agreement, including (1) insurance, vacation, other employee benefit plans and business expense reimbursement applicable to other similar employees of the Company, (2) an automobile, with all expenses paid by the Company, up to $20,000 a year, subject to increase, but not decrease, in the discretion of the Company's Board of Directors, and (3) reimbursement for all costs of a cellular phone and related phone service and Internet access in his home, both for use primarily in connection with the Company's business.

      Upon termination of employment by the Company without cause, by Mr. Barrett for good reason or because the agreement expires without the Company offering to renew it on the same terms for at least one year, Mr. Barrett is entitled to (1) continuation of the fringe benefits applicable to similar employees, including insurance and applicable employee benefit plans, but not vacation and business expense reimbursement, for one year after termination, at the Company's expense, and (2) a lump sum payment within 10 business days after termination equal to (a) one year's salary, plus (b) the target bonus for the year in which termination occurs plus an additional pro rata portion of the target bonus for the portion of the year through the date of termination (less any amounts already paid), plus (c) an amount equal to the cost of his automobile, cellular phone and Internet access for one year. Mr. Barrett has agreed not to compete with the Company and not to solicit our employees during specified periods following the termination of employment, and he has agreed to various confidentiality and assignment of invention obligations.

      Also on April 19, 2006, the Board of Directors, based on the recommendation of the Compensation Committee, approved a modification to the 2006 Incentive Compensation Plan, changing Mr. Barrett's pay-out rate under the plan from 80 percent to 65 percent.


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ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

99.1 Amended and Restated Employment Agreement between Somanetics Corporation and Bruce J. Barrett


                                       3
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                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: April 24, 2006                           SOMANETICS CORPORATION
                                      ------------------------------------------
                                                     (Registrant)

                                      By:        /s/ Mary Ann Victor
                                          --------------------------------------
                                                    Mary Ann Victor

                                      Its: Vice President and Chief
                                           ------------------------------
                                            Administrative Officer and Secretary
                                            ------------------------------------

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                                  EXHIBIT INDEX

Exhibit     Description
99.1        Amended and Restated Employment Agreement between Somanetics
            Corporation and Bruce J. Barrett